UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Company’s 2019 Key Officers Incentive Plan

On February 26, 2019, the Compensation Committee (the “Committee”) amended the Company’s Key Officers Incentive Plan (the “KOIP”). Our executive officers earn an annual cash incentive paid under the KOIP, based on achieving certain performance objectives for the year. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), cash incentive plans for certain executive officers (such as the KOIP) were required to include several procedural and substantive limitations in order to qualify as deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). These plans also had to be submitted for shareholder approval every five years. The TCJA eliminated the deduction previously available under Section 162(m). As such, the Company can no longer deduct certain compensation paid under the KOIP (i.e. compensation over $1 million), and the Company is no longer bound by the Section 162(m) limitations in place prior to the enactment of the TCJA. The Committee amended the KOIP as follows:

a.	Shareholder Approval. The provisions related to shareholder approval were deleted.

b.	Section 162(m). The provisions related to compliance with Section 162(m) were deleted.

c.	Non-Financial Metrics. Non-financial metrics, such as the Individual Performance Goals (the “IPGs”), were added to the types of potential performance objectives.

d.	Adjustments to Award Calculations. Certain enumerated items were included as potential adjustments to gain, loss, impairment or expense used in the calculation of incentive awards.

e.	Non-Compete Covenant. A non-compete restrictive covenant was added.

f.

Vesting on Death or Disability. The vesting conditions for death or disability were changed. Before the amendment, if the participant’s termination was due to death or disability, the participant would receive a pro rata award, after the performance period, equal to the number of days of service prior to termination. After the amendment, in the event of death or disability during the performance period, the participant’s award will be payable within 60 days of such event, based upon the participant’s target percentage (as defined below) multiplied by the participant’s salary in effect at the date of termination.

g.	Maximum Potential Award. The maximum potential annual award was changed from 2 times to 3 times the participant’s base salary.

h.

Discretion of the Committee. Prior to the amendment, the Committee had the discretion to reduce any participant’s award by up to 20%. After the amendment, the Committee also has the discretion to increase a participant’s award by up to 20%.

The foregoing is only a brief description of the 2019 KOIP and the amendments, and is qualified in its entirety by the 2019 Key Officers Incentive Plan, which is attached hereto and incorporated by reference as Exhibit 10.1.

Adoption of 2019 Award Formula under the Company’s 2019 Key Officers Incentive Plan

On February 26, 2019, the Committee adopted the 2019 Award Formula (the “2019 KOIP Award Formula”) under the 2019 KOIP. The 2019 KOIP Award Formula is applicable to the Company’s executive officers, including the named executive officers listed below. Under the 2019 KOIP Award Formula, an executive officer is eligible to receive a cash award calculated by multiplying his annual base salary at the end of the year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula. Corporate Participants and Profit Center Participants have separate award calculations based on factors defined in the 2019 KOIP Award Formula as follows:

Participant Type	Performance Objectives	Relative Weight
Corporate Participants	Return on Capital Employed (ROCE)	60%
(Glassman, Dolloff, Flanigan[1] & Douglas)	Cash Flow	20%
	Individual Performance Goals (IPGs)[1]	20%
Profit Center Participants	ROCE	60%
(Davis)	Free Cash Flow (FCF)	20%
	IPGs	20%

[1]

As previously reported, Matthew C. Flanigan has announced his intention to retire from the Company, although his actual retirement date has yet to be determined. Mr. Flanigan’s 2019 KOIP Award Formula will not be based on the normal 60% ROCE, 20% Cash Flow and 20% IPGs, but rather will be based on 70% ROCE and 30% Cash Flow, prorated for the number of days prior to his retirement.

Corporate Participants. Karl G. Glassman (President & CEO), J. Mitchell Dolloff (EVP & COO, President – Specialized Products & Furniture Products), Matthew C. Flanigan (EVP & CFO) and Scott S. Douglas (SVP – General Counsel & Secretary) are Corporate Participants. Awards for Corporate Participants are determined by the Company’s aggregate 2019 financial results. No awards are paid for ROCE achievement below 30.5% and Cash Flow below $300 million. The maximum payout percentage for ROCE and Cash Flow achievement is capped at 150%.

Below are the 2019 Corporate Targets and Payout Schedule. Payouts will be interpolated for achievement levels falling between those in the schedule. Financial results from acquisitions are excluded from the calculations in the year of acquisition. Financial results from divestitures will be included in the calculations; however, the ROCE and Cash Flow targets relating to the divested businesses will be prorated to reflect only that portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations will be included in the calculations.

2019 Corporate Targets and Payout Schedule
ROCE			Cash Flow
Achievement	Payout		Achievement		Payout
< 30.5%	0%		<$	300M	0%
30.5%	50%	Threshold		$300M	50%
37.5%	100%	Target		$375M	100%
44.5%	150%	Maximum		$450M	150%

Profit Center Participants. Perry E. Davis (EVP, President – Residential Products & Industrial Products) is a Profit Center Participant. Achievement for ROCE and FCF targets for Profit Center Participants is determined by aggregate 2019 financial results for the profit centers for which the participant is responsible. For Profit Center Participants, no awards are paid for achievement below 80% of the ROCE and FCF targets. The ROCE and FCF payouts are each capped at 150%.

Below are the 2019 Profit Center Payout Schedule and Targets for Mr. Davis. Payouts will be interpolated for achievement levels falling between those in the schedule. Financial results for each profit center may include a critical compliance adjustment, ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for critical compliance failures. Financial results from acquisitions are excluded from the calculations in the year of acquisition. Financial results from divestitures will be included in the calculations; however, the ROCE and FCF targets relating to the divested businesses will be prorated to reflect only the portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations will be included in the calculations.

2019 Profit Center Payout Schedule			2019 Profit Center Targets
ROCE /FCF Achievement		Payout	Segment	ROCE Target	FCF Target
<80%		0%	Residential & Industrial (Davis)	30.0%	$225.2M
80%	Threshold	60%
100%	Target	100%
125%	Maximum	150%

Individual Performance Goals

The 2019 IPGs are incorporated into the 2019 KOIP Award Formula and will be paid out under the KOIP. Corporate and Profit Center Participants have IPGs. As previously reported in the Company’s Form 8-K, filed November 8, 2018, the Committee adopted the 2019 IPGs for our named executive officers as follows:

Named Executive Officers	IPGs
Karl G. Glassman, President & CEO	Acquisition integration, succession planning, CFO onboarding, and communications strategy
J. Mitchell Dolloff, EVP & COO, President – Specialized Products & Furniture Products	Implementation of growth strategy and succession planning
Matthew C. Flanigan, EVP & CFO[1]	N/A
Perry E. Davis, EVP, President – Residential Products & Industrial Products	Acquisition integration and succession planning
Scott S. Douglas, SVP – General Counsel & Secretary	Implementation of growth strategy, succession planning and operational initiatives

[1]	As previously reported, Mr. Flanigan announced his intention to retire from the Company. As such, he did not receive IPGs for 2019.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

The foregoing is only a brief description of the 2019 KOIP Award Formula and is qualified in its entirety by such formula, which is attached and incorporated by reference as Exhibit 10.2. The definitions of ROCE, Cash Flow and FCF and a sample calculation are included in the attached 2019 KOIP Award Formula. Also incorporated by reference as Exhibit 10.3, is the Company’s Summary Sheet of Executive Cash Compensation which was previously reported and includes each named executive officer’s 2019 base salary and Target Percentages.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	2019 Key Officers Incentive Plan

10.2*	2019 Award Formula for the 2019 Key Officers Incentive Plan

10.3	Summary Sheet of Executive Cash Compensation, filed November 8, 2018 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: February 28, 2019	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary